UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2018

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A includes Item 5.07 disclosure, which was not included in the Form 8-K of Bionik Laboratories Corp. filed on April 25, 2018 (the “Original 8-K”). There are no other modifications or updates to any of the information made in the Original 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2018, Eric Dusseux, the Chief Executive Officer and a director of Bionik Laboratories Corp. (the “Company”), was granted a stock option representing a right to acquire 6,000,000 shares of the Company’s common stock. The exercise price of the option is $0.0649, which is equal to the fair market value of the underlying shares determined on the date of grant, and the expiration date will be the 10th anniversary of the date of grant.

In addition, also on April 20, 2018, the Board of Directors of the Company approved the following bonuses to the named executive officers of the Company: (a) to Mr. Dusseux, $136,719, representing a bonus for fiscal 2018; (b) to Michael Prywata, the Company’s Chief Technology Officer and a director, $103,950, representing, collectively, unpaid bonuses for fiscal 2016 and 2017 and a bonus for fiscal 2018; and (c) to Leslie Markow, the Company’s Chief Financial Officer, $116,550, representing, collectively, unpaid bonuses for fiscal 2016 and 2017 and a bonus for fiscal 2018.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 31, 2018, in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), the Company’s Board of Directors (the “Board”) unanimously adopted resolutions approving the following proposed actions (each, an “Action” and collectively, the “Actions”):

1.       To increase the authorized number of shares of common stock of the Company from 250,000,000 to 500,000,000 (the “Stock Increase”);

2.       To authorize a reverse stock split, at a ratio of up to 1:100, of the common stock of the Company (the “Reverse Split”), which will be determined by the Board; and

3.       To adopt the Company’s Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, which makes no material changes to the existing Amended and Restated Certificate of Incorporation other than incorporating the amendments described in actions (1) and (2) above.

As of the close of business on April 20, 2018, pursuant to the applicable provisions of the DGCL, the Company received a written consent approving the Actions from holders of the common stock and Exchangeable Shares of the Company holding an aggregate of 128,113,372 shares of the common stock of the Company, on an as converted basis, representing approximately 51.32% of the Company’s outstanding shares of voting capital stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 15, 2018

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer